Exhibit 99.3



     This PURCHASE AGREEMENT dated as of [__________, 200_], between DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC, a Michigan limited liability company (the "Seller"), and DAIMLERCHRYSLER RETAIL RECEIVABLES LLC, a Michigan limited liability company (the "Company").

                             W I T N E S S E T H :


     WHEREAS the Seller and the Company have entered into an Amended and Restated Trust Agreement dated as of [____________, 200_], among the Seller, the Company and Chase Manhattan Bank USA, National Association, as owner trustee (as amended and supplemented from time to time, the "Trust Agreement"), pursuant to which the Company has agreed to assume certain obligations with respect to DaimlerChrysler Auto Trust [200_-_] a Delaware business trust (the "Issuer"); and


     WHEREAS the Company has agreed to acquire all of the Certificates, which represent undivided percentage interests in the assets of the Issuer;

     NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows.

                                   ARTICLE I

                                  Definitions

     Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement dated as of [____________, 200_] (the "Sale and Servicing Agreement"), between the Issuer and DaimlerChrysler Services North America LLC, as seller and as servicer, or, if not defined therein, in the Trust Agreement.

                                  ARTICLE II

      Conveyance of Rights to Excess Cash Flow from Reserve Account and
               Fixed Value Payments with respect to Receivables

     Section 2.01. Conveyance of Rights. In consideration of the Company's delivery to or upon the order of the Seller of approximately $[_______________] on the Closing Date and, in the case of the items in clauses (i)(b) and (i)(c), as a contribution to the Company, (i) the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Company, without recourse (subject to the obligations herein), all of the Seller's right, title and interest in and to the following: (a) any amounts to be released from the Reserve Account from time to time to the Seller pursuant to the Sale and Servicing Agreement, (b) any Fixed Value Payments and Fixed Value Finance Charges (subject to Section 5.03(b) of the Sale and Servicing Agreement) arising in connection with the Fixed Value Receivables and transferred by the Trust to the Seller pursuant to Section 2.02 of the Sale and Servicing Agreement, (c) all rights to sell any or all of such Fixed Value Payments and/or Fixed Value Finance Charges to the Trust and to cause the Trust to issue Fixed Value Securities pursuant to Section 2.03 of the Sale and Servicing Agreement and (d) all rights with respect to the enforcement of any or all of the foregoing, all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under, and any and all proceeds of every kind and nature with respect to, any or all of the foregoing (collectively, the "Rights") and (ii) the Seller shall cause the Overcollateralization Certificates and the Trust Certificates to be issued to the Company. The items referred to in clauses (i)(b) and (i)(c) shall be a contribution of capital to the Company.

                                 ARTICLE III

                        Representations and Warranties

     Section 3.01. Representations and Warranties of the Company. The Company hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date:

     (a) Organization and Good Standing. The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Michigan, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire, own, hold and convey the Rights.

     (b) Due Qualification. The Company is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

     (c) Power and Authority. The Company has the power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement have been duly authorized by the Company by all necessary action.

     (d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or operating agreement of the Company, or any indenture, agreement or other instrument to which the Company is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or, to the best of the Company's knowledge, any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties.

     (e) No Proceedings. There are no proceedings or investigations pending or, to the Company's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement.

     Section 3.02. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Company as of the date hereof and as of the Closing Date and any Transfer Date:

     (a) Organization and Good Standing. The Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Michigan, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to convey and assign the Rights.

     (b) Due Qualification. The Seller is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

     (c) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has duly authorized the sale and assignment of the Rights to the Company by all necessary action; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary action.

     (d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or operating agreement of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

     (e) No Proceedings. To the Seller's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

                                  ARTICLE IV

                                  Conditions

     Section 4.01. Conditions to Obligation of the Company. The obligation of the Company to purchase the Rights and the Certificates is subject to the satisfaction of the following conditions:

     (a) Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct as of the date of execution of this Agreement and as of the Closing Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

     (b) Other Transactions. The transactions contemplated by the Sale and Servicing Agreement to be consummated as of the Closing Date shall be consummated as of such date.

     Section 4.02. Conditions to Obligation of the Seller. The obligation of the Seller to sell the Rights to the Company and cause the Certificates to be issued to the Company is subject to the satisfaction of the following conditions:

     (a) Representations and Warranties True. The representations and warranties of the Company hereunder shall be true and correct as of the date of execution of this Agreement and as of the Closing Date with the same effect as if then made, and the Company shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

     (b) Purchase Price. On the Closing Date, the Company shall have delivered to the Seller the purchase price specified in Section 2.01.

                                   ARTICLE V

                                   Covenants

     Section 5.01. Legal Existence. (a) During the term of this Agreement and the Trust Agreement, the Company will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement, the Basic Documents and the transactions contemplated hereby and thereby.

     (b) During the term of this Agreement and the Trust Agreement, the Company shall observe the applicable legal requirements for the recognition of the Company as a legal entity separate and apart from its Affiliates, including as follows:

          (i) the Company shall maintain records and books of account separate from those of its Affiliates;

          (ii) except as otherwise provided in this Agreement, the Company shall not commingle its assets and funds with those of its Affiliates;

          (iii) the Company shall hold such appropriate meetings of its members as are necessary to authorize all of the Company's actions required by law to be authorized by the members thereof, shall keep minutes of such meetings and observe all other customary formalities respecting limited liability companies (and any successor Company that is not a limited liability company shall observe similar procedures in accordance with its governing documents and applicable law);

          (iv) the Company shall at all times hold itself out to the public under the Company's own name as a legal entity separate and distinct from its Affiliates; and

          (v) all transactions and dealings between the Company and its Affiliates, including this Agreement, will be conducted on an arm's-length basis.

     Section 5.02. Merger or Consolidation of, or Assumption of the Obligations of, the Company. Any Person (a) into which the Company may be merged or consolidated, (b) which may result from any merger or consolidation to which the Company shall be a party or (c) which may succeed to the properties and assets of the Company substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Company under this Agreement and the Trust Agreement, shall be the successor to the Company hereunder and thereunder without the execution or filing of any document or any further act by any of the parties to this Agreement or the Trust Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 shall have been breached, (ii) the Company shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii) and (iii) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c) above.

     Section 5.03. Limitation on Liability of the Company and Others. The Company and any director, officer, employee or agent of a member of the Company may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement or under the Trust Agreement, and that in its opinion may involve it in any expense or liability.

     Section 5.04. The Company May Own Notes. The Company may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Company, except as expressly provided herein or in any Basic Document.

     Section 5.05. Covenants of the Seller. (a) The Seller hereby agrees to provide to the Company copies of each notice and certificate the Seller receives pursuant to the Sale and Servicing Agreement insofar as such notice or certificate relates to the Rights (including each Servicer's Certificate delivered for each Distribution Date pursuant thereto). In addition, the Seller hereby agrees to sell any vehicle that is received by the Company at any time in satisfaction of a Fixed Value Payment on behalf and for the benefit of the Company.

     (b) The Seller hereby agrees that it will not, without the prior written consent of the Company, enter into any amendment to the Sale and Servicing Agreement or the Trust Agreement.

     (c) The Seller shall not, prior to the date which is one year and one day after the termination of the Sale and Servicing Agreement, acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Company.

     Section 5.06. Sale of the Rights by the Company. After the Closing Date, the Company may sell, transfer and assign the Rights to another Person (a "Transferee"); provided, that the Indenture Trustee and the Owner Trustee shall have received an Opinion of Counsel to the effect that such transfer will not cause the Trust to be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes or Michigan income and single business tax purposes. Notwithstanding anything herein to the contrary, compliance with the proviso of the preceding sentence shall be a condition to the consummation of the transaction referred to above.

                                  ARTICLE VI

                                 Miscellaneous

     Section 6.01. Amendment. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Seller and the Company, with the consent of the Indenture Trustee, but without the consent of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Seller or the Company; provided, however, that such amendment will not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. This Agreement may also be amended by the Seller and the Company with the consent of the Indenture Trustee, the consent of the Holders of Notes evidencing at least a majority of the Outstanding Amount of the Notes, the consent of the Holders (as defined in the Trust Agreement) of Certificates evidencing at least a majority of all the percentage interests evidenced by the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Seller or the Company; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of Noteholders or Certificateholders or
(ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes or the percentage interests evidenced by the Certificates required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders (as defined in the Trust Agreement) of all the outstanding Certificates.

     Promptly after the execution of any such amendment or consent, the Seller shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

     Section 6.02. Waivers. No failure or delay on the part of the Company in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

     Section 6.03. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to DaimlerChrysler Services North America LLC, 27777 Franklin Road, Southfield, Michigan 48034, Attention of Assistant Secretary ((248) 512-3990) and (b) in the case of the Company, to DaimlerChrysler Retail Receivables LLC, 27777 Franklin Road, Southfield, Michigan 48034, Attention of Assistant Secretary ((248) 512-3990); or as to each of the foregoing, at such other address as shall be designated by written notice to the other party.

     Section 6.04. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Company, the Servicer, the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     Section 6.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 6.06. Representations of the Seller and the Company. The respective agreements, representations, warranties and other statements by the Seller and the Company set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the execution of this Agreement.

     Section 6.07. Headings. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

     Section 6.08. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 6.09. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                              * * * * * * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized as of the date and year first above written.

                                        DAIMLERCHRYSLER SERVICES NORTH AMERICA
                                        LLC



                                        By:_______________________________
                                        Name:
                                        Title:



                                        DAIMLERCHRYSLER RETAIL RECEIVABLES LLC

                                        By:  Chrysler Financial Receivables
                                             Corporation, as a Member

                                        By:_______________________________
                                        Name:
                                        Title: